March 23, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re: Cone Mills Corporation
                   Annual Report on Form 10-K
                   File No. 1-3634

Gentlemen:

     On behalf of Cone Mills Corporation (the "Corporation") and pursuant to requirements of the Commission's Regulation S-T, I am hereby transmitting by EDGAR the Annual Report on Form 10-K of the Corporation for the fiscal year ended January 2, 1994 (the "Form 10-K").

     The filing fee of $250.00 has been remitted to the U.S.
Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania, by wire transfer, as provided in Rule 202.3a of the Commission's Rules of Practice.

     Please be advised that the financial statements in the Annual Report do not reflect any change from the preceding year in any accounting principles or practices or in the method of applying such principles or practices.

     A conforming paper copy of the Form 10-K will be sent by mail to the Commission, pursuant to Rule 901(d) of Regulation S-T.

                                  Very truly yours,

                                  CONE MILLS CORPORATION



                                  J. D. Holder
                                  Controller

JDH/bt

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